Exhibit 23.2

Consent of Independent Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated June 18, 2020 and June 5, 2020, with respect to the financial statements of PistolStar, Inc. included in BIO-key International, Inc.’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No: 333-239782) and related Prospectus.

/s/ Penchansky & Co., PLLC

Penchansky & Co., PLLC

Certified Public Accountants

Manchester, New Hampshire

April 16, 2021